<PAGE 24>                                                  Exhibit (99)

                                                    State or Other
                                                    Jurisdiction
                                                    Under the Laws of
Subsidiaries  of  Owens  Corning  (9/30/96)         Which Organized

 Barbcorp, Inc.                                     Delaware
 Crosslink B.V.                                     Holland
 Crown Manufacturing Inc.                           Canada
 Dansk-Svensk Glasfiber A/S                         Denmark
 Deutsche Owens-Corning Glasswool GmbH              Germany
 Eric Company                                       Delaware
 European Owens-Corning Fiberglas, S.A.             Belgium
 Falcon Foam Corporation                            Delaware
 Fiber-flex Co., Inc.                               New Jersey
 Fiberflex Incorporated                             Georgia
 Fiber-Lite Corporation                             Delaware
 IPM, Inc.                                          Delaware
 Kitsons Insulation Products Ltd.                   United Kingdom
 Matcorp, Inc.                                      Delaware
 N.V. Owens-Corning S.A.                            Belgium
 OC Celfortec Inc.                                  Canada
 O/C/FIRST CORPORATION                              Ohio
 OCFOGO, Inc.                                       Delaware
 O.C. Funding B.V.                                  The Netherlands
 O/C/SECOND CORPORATION                             Delaware
 OC (UK) Holdings Limited                           United Kingdom
 OC Utah Four Corporation                           Utah
 OCW Corporation (dba, Delsan)                      Delaware
 Owens-Corning A/S                                  Norway
 Owens Corning Building Materials Espana S.A.       Spain
 Owens-Corning Building Products (U.K.) Ltd.        United Kingdom
 Owens Corning Canada Inc.                          Canada
 Owens-Corning Capital Holdings I, Inc.             Delaware
 Owens-Corning Capital Holdings II, Inc.            Delaware
 Owens-Corning Capital L.L.C.                       Delaware
 Owens Corning Cayman (China) Holdings              Cayman Islands
 Owens-Corning Cayman Limited                       Cayman Islands
 Owens-Corning Changchun Guan Dao Company Ltd.      PRC China
 Owens Corning Espana SA                            Spain
 Owens-Corning Fiberglas A.S. Limitada              Brazil
 Owens-Corning Fiberglas Deutschland GmbH           Germany
 Owens-Corning Fiberglas Espana, S.A.               Spain
 Owens-Corning Fiberglas France S.A.                France
 Owens-Corning Fiberglas (G.B.) Ltd.                United Kingdom
 Owens-Corning Fiberglas (Italy) S.r.l.             Italy
 Owens-Corning Fiberglas Norway A/S                 Norway
 Owens-Corning Fiberglas S.A.                       Uruguay
 Owens-Corning Fiberglas Sweden AB                  Sweden
 Owens-Corning Fiberglas Sweden Inc.                Delaware
 Owens-Corning Fiberglas Technology Inc.            Illinois
 Owens-Corning Fiberglas (U.K.) Ltd.                United Kingdom
 Owens-Corning Finance (U.K.) plc                   United Kingdom
 Owens-Corning FSC, Inc.                            Barbados


<PAGE 25>


                                                    State or Other
                                                    Jurisdiction
                                                    Under the Laws of
Subsidiaries  of  Owens  Corning  (9/30/96)         Which Organized

 Owens-Corning Funding Corporation                  Delaware
 Owens-Corning (Guangzhou) Fiberglas Co., Ltd.      PRC China
 Owens-Corning Holdings Limited                     Cayman Islands
 Owens Corning HT, Inc.                             Delaware
 Owens-Corning Isolation France S.A.                France
 Owens-Corning Ontario Holdings Inc.                Canada
 Owens-Corning Overseas Holdings, Inc.              Delaware
 Owens-Corning (Overseas) Management Limited        Cyprus
 Owens Corning Polyfoam UK Ltd.                     United Kingdom
 Owens-Corning Real Estate Corporation              Ohio
 Owens Corning (Shanghai) Fiberglas Co., Ltd.       PRC China
 Owens Corning (Singapore) PTE Ltd.                 Singapore
  Owens-Corning  Trading, Ltd.                      British Virgin Islands
 Owens-Corning UK Holdings Limited                  United Kingdom
 Owens-Corning Veil Netherlands B.V.                The Netherlands
 Owens-Corning Veil U.K. Ltd.                       United Kingdom
 Owens-Corning Vertriebs GmbH                       Germany
 Palmetto Products, Inc.                            Delaware
 Scanglas Ltd.                                      United Kingdom
 SFF Acquisition Corp.                              Tennessee
 SFF2 Acquisition Corp.                             Kentucky
 Soltech, Inc.                                      Kentucky
 UC Industries, Inc.                                Delaware
 WD s.a.                                            Belgium
 Western Fiberglass, Inc.                           Utah
 Western Fiberglass of Arizona                      Utah
 Western Fiberglass of Texas, Inc.                  Utah
 Willcorp, Inc.                                     Delaware
 Wrexham A.R. Glass Ltd.                            United Kingdom
 Owens Corning Pipe Africa (Pvt) Ltd.               Zimbabwe
 Zola Castor Holding Corporation                    Delaware
 1053051 Ontario Inc.                               Canada
 1086269 Ontario Inc.                               Canada